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                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005
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                          HARBOR BANKSHARES CORPORATION
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             (Exact name of registrant as specified in its charter)


              Maryland                 0-20990               52-1786341
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(State or other jurisdiction      (Commission file          (IRS Employer
of incorporation)                      number)         Identification Number)


25 W. Fayette Street, Baltimore, Maryland   21201

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(Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:  (410) 528-1800
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events.

In 1999, The Harbor Bank of Maryland (the "Bank") the principal subsidiary of Harbor Bankshares Corporation entered into an agreement with an unaffiliated company that operated and serviced automated teller machines ("ATM's"). This agreement called for the Bank to provide cash for use in certain ATM's not located on Bank premises. In 2003, the Bank discovered that it had a significant cash shortage in connection with this arrangement. The Bank vigorously pursued recovery. The maximum potential loss to the Bank, before legal fees and costs and related tax benefits, was approximately $1.1 million, without consideration of related tax benefits. On April 8, 2005, the Bank settled its claims against third parties in this matter in return for the payment of the sum of $575,000 to the Bank.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Not applicable.
(b) Pro forma financial information. Not applicable.
(c) Exhibits. Not applicable.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Harbor Bankshares Corporation

                                       By   /s/ Joseph Haskins, Jr.
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                                            Joseph Haskins, Jr.
                                            Chairman and Chief Executive Officer

Dated: April 13, 2005